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                                                                 EXHIBIT (99)(B)
R E V O C A B L E
P R O X Y
                        WHEAT FIRST BUTCHER SINGER, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                         , 1997
The undersigned hereby appoints           ,           and           with full
power of substitution to act as attorneys and proxies for the undersigned, to vote all shares of preferred stock of Wheat First Butcher Singer, Inc.
("Wheat"), which the undersigned is entitled to vote at the Special Meeting of
Stockholders ("Special Meeting"), to be held at                           ,
Richmond, Virginia, on          , 1997, at      a.m., and at any and all
adjournments or postponements thereof, as follows:
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 20, 1997 (the "Merger Agreement"), by and between Wheat and First Union Corporation ("FUNC"), pursuant to which, among other things, (i) Wheat will merge with and into FUNC (the "Merger"), and (ii) each outstanding share of Wheat common stock and Wheat preferred stock (excluding any shares held by any dissenting stockholders and certain shares held by
  Wheat or FUNC) will be converted into the right to receive the number of shares of FUNC common stock equal to (a) (1) 10,049,045 divided by (2) the number of shares of Wheat common stock and Wheat preferred stock issued and outstanding immediately prior to the effective date of the Merger (the "Outstanding Share Number"), which shares of FUNC Common Stock shall be issuable on such effective date, and (b) (1) 217,984, subject to possible reduction, divided by (2) the Outstanding Share Number, which shares of FUNC Common Stock shall be issuable on the first anniversary of such effective date or under certain circumstances on the third anniversary of such effective date, subject to possible reduction, all on and subject to the terms and conditions contained in the Merger Agreement.
  FOR [ ]          AGAINST [ ]          ABSTAIN [ ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. IF ANY OTHER MATTERS ARE VOTED ON AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH
MATTERS IN THEIR SOLE DISCRETION.

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           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WHEAT
The undersigned acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement with respect to the Special Meeting.
Dated: _____________________, 1997            ----------------------------------
                                              PRINT NAME OF STOCKHOLDER
                                              ----------------------------------
                                              SIGNATURE OF STOCKHOLDER
                                              ----------------------------------
                                              PRINT NAME OF STOCKHOLDER
                                              ----------------------------------
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.